EXHIBIT 23.3



                     CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Pre-Effective Amendment No. 2 to Registration Statement on Form S-3 (No. 33-59567) of our report dated August 14, 1992 relating to the consolidated statements of earnings, shareholders' equity and cash flows of Crusader Limited and subsidiaries for the year ended May 31, 1992 which report appears in the Transition Report on Form 10-K of Triton Energy Corporation. We also consent to the reference to us under the heading "Experts" in such Prospectus.




KPMG


Brisbane, Australia
November 7, 1995